ADDENDUM TO

EXECUTIVE CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS ADDENDUM dated as of December 11, 2009 (“Addendum”) to the EXECUTIVE CHANGE IN CONTROL SEVERANCE AGREEMENT dated as of March 11, 2009 between the parties hereto (the “Agreement”), is entered into between Columbia Laboratories, Inc., a Delaware corporation having its corporate offices at 354 Eisenhower Parkway, Livingston, New Jersey (“Columbia” or the “Company”), and Robert S. Mills (“Executive”).

WITNESSETH:

WHEREAS, the Company and Executive desire to enter into this Addendum to amend the Agreement

NOW THEREFORE, the parties hereby agree as follows:

1.           Section 2(b) of the Agreement is hereby amended by deleting the existing text in its entirety and replacing it with the following:

“(b)           Base Salary.   “Base Salary” shall mean the greatest of (i) the annual rate of base salary in effect for Executive at the time of the Qualifying Termination, (ii) the annual rate of base salary in effect for Executive at the time of the Change in Control, and (iii) $390,000.”

2.           The following Section 2(e) of the Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, the Company agrees that from and after January 1, 2010 through the date that is 90 days after the Board appoints a permanent Chief Executive Officer, without the designation “Interim”, Executive may terminate this Agreement for Good Reason, without the need to specify the reason therefor.”

3.           This Addendum shall become effective as of December 15, 2009.

4.           Except as amended as set forth above, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

EXECUTIVE                                                                                     COLUMBIA LABORATORIES, INC.

/S/ Robert S. Mills                                                                           By:  /S/ Stephen G. Kasnet
Robert S. Mills                                                                                 Name: Stephen G. Kasnet
                                                      Title: Chairman

Date:  December 11, 2009                                                               Date:  December 11, 2009